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                                                                    Exhibit 99.2


                           SIRIUS SATELLITE RADIO INC.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Sirius Satellite Radio Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John J. Scelfo, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 'SS''SS' 1350, as adopted pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




                                             By:  /s/ John J. Scelfo
                                                 -----------------------------
                                                 John J. Scelfo
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 (Principal Financial Officer)


November 14, 2002